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                                                                  Exhibit 99.3

June 4, 2002

To whom it may concern:

The undersigned, Thomas F. Hewitt, hereby consents to being named as a designee to be elected as a director of the registrant in the Registration Statement on Form S-4 of MeriStar Hotels & Resorts, Inc. relating to the proposed merger between MeriStar and Interstate Hotels Corporation, all prospectuses related thereto and all subsequent amendments thereto.

                                             Yours sincerely,

                                             /s/ Thomas F. Hewitt
                                             ----------------------
                                             Thomas F. Hewitt